Exhibit 99.1

News Release	CORPORATION

7140 Office Circle
P.O. Box 15600
Evansville, IN 47716-0600

Investor Contact:	Chad Monroe
Phone:	(812) 962-5041

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Rick Dauch Named Accuride Corporation’s President & CEO

EVANSVILLE, Ind. — February 1, 2011 — Today, Accuride Corporation (NYSE: ACW) announced that Richard F. (Rick) Dauch has been appointed to serve as the Company’s President and Chief Executive Officer.  Dauch succeeds Bill Lasky who has served as Accuride’s Interim President and Chief Executive Officer since September 2008.  Lasky has also served as Chairman of the Board since January 2009 and will continue in that role.

“I have enjoyed serving as Interim President and CEO and working closely with Accuride’s strong management team throughout this very challenging economic cycle.  I am equally looking forward to supporting Rick and the Company as I continue in my role as Chairman,” said Lasky.  “Rick brings us extensive experience leading complex, global businesses, an in-depth understanding of manufacturing and supply chain systems, and proven leadership skills.  These make him highly qualified to lead Accuride into the upturn in the commercial vehicle industry, successfully taking us to the next level of performance and delivering exceptional results for all of our stakeholders.”

“Accuride is a financially solid company with market leading brands, a loyal customer base, and a strong foundation of world-class product and process technology.  I am excited to join the Accuride team and look forward to developing and executing a plan to selectively and profitably grow the Company,” said Dauch.

Dauch joins Accuride from Michigan-based Acument Global Technologies, an industry leader in mechanical fastening systems, where he had served as President and CEO since June 2008.  Dauch led an extensive restructuring of Acument, divesting non-strategic and under-performing operations, and virtually eliminating its debt, while simultaneously making critical investments and implementing LEAN systems across the remaining business units. Under his leadership, Acument emerged from the recent global recession financially and competitively strengthened.

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Prior to joining Acument, Dauch served as Executive Vice President of Worldwide Manufacturing for American Axle & Manufacturing (AAM), Inc., where he was responsible for the daily operations of 17 global manufacturing facilities and 10,000 employees.  In addition to serving as President of the Metal Formed Division, Dauch held a number of leadership roles within AAM during his 13-year tenure with the company, including Director of Strategic Planning, Vice President of Sales and Marketing, and Vice President of Investor Relations and Financial Planning.  Prior to AAM, Dauch led the specialty packaged products business of United Technologies’ Carrier Division.

Dauch’s corporate career was preceded by his service as an officer in the United States Army, including qualification as an Airborne Ranger and concluding with his assignment as a Light Infantry Company Commander in the 10th Mountain Division.  This service followed his graduation from the United States Military Academy at West Point with a bachelor’s degree in Engineering.  He later earned dual Master of Science degrees in Management and Engineering from Massachusetts Institute of Technology.

Dauch serves on the board of directors of the Original Equipment Suppliers Association, the Michigan Manufacturers Association, Spartan Motors, St. Joseph Mercy Oakland Foundation, and the West Point Army Football Club.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  The Company’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, and other commercial vehicle components.  The Company’s products are marketed under its brand names, which include Accuride®, Gunite®, ImperialTM, FabcoTM, BrillionTM, and Highway Original®.  For more information, visit the Company’s website at http://www.accuridecorp.com.

Forward-Looking Statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding Accuride’s future results.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

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